Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of CASH TRUST SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Hilliard-Lyons Government Fund, Inc., into Government Cash Series, a portfolio of Cash Trust Series, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		February 11, 2010
John F. Donahue	Director

/S/ J. Christopher Donahue		February 11, 2010
J. Christopher Donahue	President and Director
(Principal Executive Officer)

/S/ Richard A. Novak		February 11, 2010
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ John T. Conroy, Jr.		February 11, 2010
John T. Conroy, Jr.	Director

/S/ Nicholas P. Constantakis		February 11, 2010
Nicholas P. Constantakis	Director

Merger of Hilliard-Lyons Government Fund, Inc. into Government Cash Series
Page 2

/S/ John F. Cunningham		February 11, 2010
John F. Cunningham	Director

/S/ Maureen Lally-Green		February 11, 2010
Maureen Lally-Green	Director

/S/ Peter E. Madden		February 11, 2010
Peter E. Madden	Director

/S/ Charles F. Mansfield, Jr.		February 11, 2010
Charles F. Mansfield, Jr.	Director

/S/ R. James Nicholson		February 11, 2010
R. James Nicholson	Director

/S/ Thomas M. O’Neill		February 11, 2010
Thomas M. O’Neill	Director

/S/ John S. Walsh		February 11, 2010
John S. Walsh	Director

/S/ James F. Will		February 11, 2010
James F. Will	Director